                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. _)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              ROSLYN BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:


[_]      Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                               [Roslyn Logo Here]

                                One Jericho Plaza
                             Jericho, New York 11753
                                 (516) 942-6000


                                                                  April 19, 2001


Fellow Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company"), the holding company for The Roslyn Savings Bank. The Annual Meeting will be held on Wednesday, May 23, 2001, at 9:30 a.m., Eastern time, at The New Huntington Town House, 124 East Jericho Turnpike, Huntington Station, New York.

         The attached Notice of Annual Meeting and the proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

         It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. You may still vote your shares by proxy by signing and returning the enclosed proxy card promptly.

         On behalf of the Board of Directors and all of the employees of the Company and The Roslyn Savings Bank, we thank you for your continued interest and support.

                                Sincerely yours,



/s/ Joseph L. Mancino                                   /s/ John M. Tsimbinos
---------------------                                   ---------------------
Joseph L. Mancino                                       John M. Tsimbinos
President, Chief Executive Officer and                  Chairman of the Board
Vice Chairman of the Board

                              ROSLYN BANCORP, INC.
                                ONE JERICHO PLAZA
                             JERICHO, NEW YORK 11753

                       ----------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                       ----------------------------------


         The Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company"), the holding company of The Roslyn Savings Bank, will be held on Wednesday, May 23, 2001, at 9:30 a.m., Eastern time, at The New Huntington Town House, 124 East Jericho Turnpike, Huntington Station, New York.

         The purpose of the Annual Meeting is to consider and vote upon the following matters:

         1. the election of four Directors to three-year terms of office each;

         2.       approval of the Company's 2001 Stock-Based Incentive Plan;

         3. the ratification of the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         4. such other matters as may properly come before the Annual Meeting and at any adjournment of the Annual Meeting, including whether or not to adjourn the Annual Meeting.

         NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Only stockholders of record at the close of business on April 2, 2001 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

         Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                            By Order of the Board of Directors



                                            /s/ R. Patrick Quinn
                                            --------------------
                                            R. Patrick Quinn
                                            Corporate Secretary


Jericho, New York
April 19, 2001

                              ROSLYN BANCORP, INC.

                                ----------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001

                                ----------------

         This proxy statement is being furnished to stockholders of Roslyn Bancorp, Inc. ("Roslyn" or the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001, at 9:30 a.m., Eastern time, at The New Huntington Town House, 124 East Jericho Turnpike, Huntington Station, New York and at any adjournment or postponement of the meeting. The Annual Report to Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000, accompanies this proxy statement which is first being mailed to record holders on or about April 19, 2001.

                           Voting and Proxy Procedure
                           --------------------------

                           Who Can Vote at the Meeting

         You are entitled to vote your shares of Roslyn common stock if the records of the Company show that you held your shares as of the close of business on April 2, 2001. As of the close of business on that date, a total of 61,909,583 shares of Roslyn common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, record holders of common stock that is beneficially owned, directly or indirectly, by a person beneficially owning in excess of 10% of the Company's outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

                              Attending the Meeting

         If you are a beneficial owner of Roslyn common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.

                                  Vote Required

         The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of common stock entitled to vote and represented at the meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non- votes will have no effect on the outcome of the election. In voting on the approval of the Company's 2001 Stock-Based Incentive Plan and the ratification of the appointment of KPMG LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On these matters, abstentions and broker non-votes will have no effect on the voting.

                                 Voting by Proxy

         This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Roslyn common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Roslyn common stock represented at the meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees for director, "FOR" approval of the Company's 2001 Stock-Based Incentive Plan and "FOR" ratification of KPMG LLP as independent auditors.

         If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Roslyn common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

         You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the Annual Meeting will not automatically constitute revocation of your proxy.

         If your Roslyn common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form, provided by your broker or bank, that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank. If you want to vote your shares of Roslyn common stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Georgeson Shareholder Services, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,000, plus out-of-pocket expenses. Proxies also may be solicited personally or by telephone, by directors, officers and other employees of the Company and The Roslyn Savings Bank without additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such persons for their reasonable expenses in doing so.

                         Voting by Internet or Telephone

         Instead of voting by mailing a proxy, stockholders of record can vote their shares of Company common stock over the Internet, or by calling a specially designated telephone number. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

      Participants in Roslyn's and The Roslyn Savings Bank's Benefit Plans

         If you participate in The Roslyn Savings Bank Employee Stock Ownership Plan or the T R Financial Corp. Employee Stock Ownership Plan (each such Plan being referred to as the "ESOP"), the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan or if you hold shares through The Roslyn Savings Bank 401(k) Plan ("401(k) Plan"), you will receive a voting instruction card for each plan that reflects all shares you may vote under the plans. Under the terms of the Roslyn or T R Financial Corp. ESOP, the respective ESOP trustee votes all shares held by the ESOP, but each participant in each ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 1997 Stock-Based Incentive Plan, a stock award recipient is entitled to direct the plan trustee how to vote the shares of Company common stock subject to his or her stock award. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in accordance with the directions from the committee of the Board of Directors administering the plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning your voting instructions to each plan's trustee is May 16, 2001.

                                 Stock Ownership
                                 ---------------

         The following table provides information as of April 2, 2001 with respect to the persons known by Roslyn to be the beneficial owners of more than 5% of its outstanding common stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.



                                                                     Percent of
                                                     Number of      Common Stock
Name and Address                                    Shares Owned    Outstanding
----------------------                              ------------    ------------

Citigroup, Inc.                                     8,187,802(1)        13.2%
153 East 53rd Street
New York, NY 10043

       and

Salomon Smith Barney Holdings, Inc.
Salomon Brothers Holding Company, Inc.
Salomon Smith Barney, Inc.
388 Greenwich Street
New York, NY 10013

Roslyn Savings Bank Employee Stock Ownership Plan   3,422,653(2)         5.5%
One Jericho Plaza
Jericho, New York  11753

----------------------------
(1) This information derived from a consolidated Schedule 13G/A filed by the entities with the SEC on February 14, 2001, and includes shares held by all four entities listed above. Citigroup is the parent company of Salomon Smith Barney Holdings, Inc. Salomon Smith Barney Holdings, Inc. is the parent company of Salomon Brothers Holding Company, Inc. Salomon Brothers Holding Company, Inc. is the parent company of Salomon Smith Barney, Inc.

(2) Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. Subject to its fiduciary responsibility, the trustee will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which they have received voting instructions from participants. The ESOP trustee is HSBC Bank, U.S.A.

         The following table provides information as of April 2, 2001, about the shares of Roslyn common stock that may be considered to be owned by each director, nominee or named executive officer of Roslyn and by all its directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

                                                                                     Number of Shares
                                                           Number of               That May Be Acquired        Percent of
                                                          Shares Owned              Within 60 Days by         Common Stock
Name                                                   (excluding options)          Exercising Options     Outstanding(16)(17)
------                                                 -------------------         --------------------    -------------------
     Directors
John R. Bransfield, Jr. .......................          119,474(1)(2)(3)                159,710                    *
Thomas J. Calabrese, Jr. ......................           28,734(2)(4)                    60,000                    *
Maureen E. Clancy .............................           67,214(5)                       40,464                    *
Thomas A. Doherty .............................            9,500(2)(6)                     2,000                    *
Robert G. Freese ..............................           34,664(2)                       60,000                    *
Leonard Genovese ..............................           41,372                          93,829                    *
Joseph L. Mancino..............................          236,390(1)(2)(3)(7)             280,737                    *
Dr. Edwin W. Martin, Jr. ......................           30,863(2)(8)                    60,000                    *
Victor C. McCuaig .............................           38,180(2)(9)                    60,000                    *
A. Gordon Nutt ................................          479,647                             --                     *
James E. Swiggett .............................           85,630(2)(10)                   60,000                    *
John M. Tsimbinos .............................        1,278,088(1)(11)(12)            1,065,109                   3.7
Spiros J. Voutsinas ...........................           93,886(13)                       9,840                    *
Richard C. Webel ..............................           36,677(2)                       60,000                    *
     Named Executive Officers Who Are
        Not Also Directors
John L. Klag ..................................           82,858(1)(2)(3)(14)             98,965                    *
Michael P. Puorro .............................           91,776(1)(2)(3)(15)             98,965                    *
All directors and executive officers
   as a group (20 persons).....................        3,002,328                       2,426,000                   8.4

----------------------------
(1) Includes shares allocated under the ESOP for Messrs. Bransfield, Klag, Mancino, Puorro and Tsimbinos, as to which the holder has voting power but not investment power, as follows: 6,733 shares; 6,262 shares; 7,109 shares; 6,472 shares and 763 shares, respectively.
(2) Includes unvested shares awarded under the Company's 1997 Stock-Based Incentive Plan for Messrs. Bransfield, Calabrese, Doherty, Freese, Klag, Mancino, Martin, McCuaig, Puorro, Swiggett and Webel, as to which the holder has voting power but not investment power, as follows:
         40,455 shares; 12,671 shares; 6,000 shares; 13,665 shares; 25,000 shares; 72,726 shares; 12,671 shares; 13,740 shares; 25,001 shares; 13,665 shares and 12,671 shares, respectively.
(3) Excludes shares allocated under the Bank's Benefit Restoration Plan ("BRP") for Messrs. Bransfield, Klag, Mancino and Puorro as to which the holder does not have voting or investment power, as follows: 11,084 shares; 3,298 shares; 30,022 shares and 3,681 shares, respectively.
(4)      Includes 500 shares owned by Mr. Calabrese's wife.
(5)      Includes 14,788 shares owned by Mrs. Clancy's husband.
(6)      Includes 1,500 shares owned by Mr. Doherty's wife.
(7)      Includes 36,850 shares owned by Mr. Mancino's wife.
(8)      Includes 100 shares owned by Dr. Martin's wife.
(9)      Includes 4,000 shares owned by Mr. McCuaig's wife.
(10)     Includes 3,000 shares owned by Mr. Swiggett's wife.
(11) Excludes 336,653 shares allocated under the Bank's Supplemental Executive Retirement Plan ("SERP") for Mr. Tsimbinos, as to which Mr. Tsimbinos does not have voting power or investment power.
(12) Includes 51,409 shares owned by Mr. Tsimbinos' wife and 700,000 shares owned by a family partnership of which Mr. Tsimbinos directly owns an 82% interest and the remainder of which is owned by his son, daughter and a corporate general partner.
(13)     Includes 8,766 shares owned by Mr. Voutsinas' children.
(14)     Includes 2,500 shares owned by Mr. Klag's wife.
(15)     Includes 100 shares held by Mr. Puorro as custodian for his children.
(16) Percentages with respect to each person or group of persons have been calculated on the basis of 61,909,853 shares of Roslyn's common stock, the number of shares of the Company's common stock outstanding and entitled to vote as of April 2, 2001, plus the number of shares of the Company's common stock which such person or group of persons has the right to acquire within 60 days after April 2, 2001 by the exercise of stock options.
(17)     Less than 1% unless otherwise indicated.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        Proposal 1. Election of Directors
                        ---------------------------------

         Roslyn's Board of Directors consists of 14 directors, of which 11 are independent directors and three are members of management. The Board is divided into three classes, with approximately one-third of the directors elected each year. Each of the members of the Board also presently serves as a director of The Roslyn Savings Bank. Directors are elected for terms of three years each, or until their successors are elected and qualified.

         On January 23, 2001, the Nominating Committee of the Board of Directors nominated Joseph L. Mancino, John M. Tsimbinos, James E. Swiggett, Robert G. Freese and A. Gordon Nutt for election at the upcoming Annual Meeting. Subsequently, Mr. Nutt informed the Board of Directors of his intention to retire from the Board following the expiration of his current term on the date of the Annual Meeting. The Board of Directors intends to reduce the size of the Board, effective upon Mr. Nutt's retirement.

         If any other nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the other persons named will be unable or unwilling to serve.

         The Board of Directors recommends a vote "FOR" the election of all nominees named in this proxy statement.

           Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

         Information regarding the nominees for election at the Annual Meeting, as well as information regarding the continuing directors and the named executive officers who are not directors, is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2000.

                        Nominees for Election of Director

         Joseph L. Mancino has been the President and Chief Executive Officer of the Company since 1996, a Vice Chairman of the Board of the Company since 1999 and the Chairman of the Board and Chief Executive Officer of the Bank since 1993. Previously, Mr. Mancino was President of the Bank from 1993 until February 2000. Mr. Mancino serves as a director for the Institutional Investors Mutual Fund, a diversified open-end mutual fund, the Community Bankers Association of New York State and SBLI USA Mutual Life Insurance Company, Inc. Mr. Mancino has been a Trustee of Long Island University since 1997. He has been a member of the Nassau-Suffolk Advisory Board of Helen Keller Services for the Blind - Long Island Division since 1984 and a member of the Board of Trustees of the National Chapter since November 1990. Since 1998, Mr. Mancino has served as a member of the Thrift Institutions Advisory Panel to the Federal Reserve Bank of New York. Since 1995, he has been a member of the Board of Directors and Treasurer of the Interfaith Nutrition Network, a Long Island, New York food services charity and is currently President of its Board. Additionally, Mr. Mancino has served as a member of the Board of Trustees of the T.R. Council of the Boy Scouts of America since 1993. He is 63 years of age and has been a Director since 1991 (including years of service as a Trustee of The Roslyn Savings Bank).

         John M. Tsimbinos has been the Chairman of the Board of the Company and Vice Chairman of the Board of the Bank since 1999. Until the Company's acquisition of T R Financial Corp. in February 1999, Mr. Tsimbinos was the Chairman of the Board and Chief Executive Officer of Roosevelt Savings Bank since 1992. He also served as the Chairman of the Board and Chief Executive Officer of T R Financial Corp. since its inception in 1993. He serves on the advisory board of the Neighborhood Housing Services of New York City, Inc. Mr. Tsimbinos is a former director and Vice Chairman of the Federal Home Loan Bank of New York, a former Chairman of its Executive Committee and a former director of Institutional Investors Capital Appreciation Fund, Inc. He is 63 years of age and has been a Director since 1999.

         James E. Swiggett is a retired Chairman of the Board, President and Chief Executive Officer of Kollmorgen Corp., a diversified technology manufacturing company. He is 69 years of age and has been a Director since 1980 (including years of service as a Trustee of The Roslyn Savings Bank).

         Robert G. Freese is a retired Vice Chairman and Chief Financial Officer of Grumman Corporation, a defense contractor. He is 71 years of age and has been a Director since 1988 (including years of service as a Trustee of The Roslyn Savings Bank).

                         Directors Continuing in Office

         The following directors have terms ending in 2002:

         John R. Bransfield, Jr. has been a Vice Chairman of the Company and President and Chief Operating Officer of the Bank since February 2000. Mr. Bransfield was Vice President of the Company and Executive Vice President and Senior Lending Officer of the Bank from 1996 until February 2000. Mr. Bransfield was Senior Vice President and Senior Lending Officer of the Bank from 1993 until 1996. He is 59 years of age and has been a Director since 1998.

         Thomas A. Doherty is the Chief Administrative Officer of First Quality Enterprises, Inc., Great Neck, New York, a manufacturer of non-woven material hygiene-related products. Mr. Doherty is a retired Chairman, President and Chief Executive Officer of Fleet Bank. Additionally, he is a member of the Board of Directors of Long Island Power Authority and of St. Joseph College in Brooklyn, New York. He also serves as Treasurer of The Maurer Foundation, a not-for-profit women's health education organization. He is 63 years of age and has been a Director since 1999.

         Maureen E. Clancy has been a licensed insurance broker since 1959. Ms. Clancy is also the Secretary-Treasurer of Clancy & Clancy Brokerage Ltd., an insurance agency established in 1956. Until the Company acquired T R Financial Corp. in February 1999, Ms. Clancy had been a director of Roosevelt Savings Bank and T R Financial Corp. since 1993. She is 68 years of age and has been a Director since 1999.

         Victor C. McCuaig is of counsel to and a former partner in Payne, Wood & Littlejohn, general counsel to the Bank. He is 72 years of age and has been a Director since 1970 (including years of service as a Trustee of The Roslyn Savings Bank).

         The following directors have terms ending in 2003:

         Thomas J. Calabrese, Jr. is Vice President of Daniel Gale Agency, Inc. and a retired Managing Director - Human Resources, NYNEX Corporation, a telecommunications firm. He is 58 years of age and has been a Director since 1994 (including years of service as a Trustee of The Roslyn Savings Bank).

         Spiros J. Voutsinas is President of Omega Capital, Inc., a real estate development and syndication firm, and a general partner of Omega Partners LP, a money management firm specializing in bank stocks. Until the Company's acquisition of T R Financial Corp. in February 1999, Mr. Voutsinas had been a director of Roosevelt Savings Bank since 1992 and a director of T R Financial Corp. since 1993. Mr. Voutsinas retired in 1988 as an executive vice president and director of a major New York savings institution with over 28 years of experience in the banking industry. He is a member of the board of the Hellenic American Chamber of Commerce. He is 67 years of age and has been a Director since 1999.

         Leonard Genovese has served as President and Chief Executive Officer of Genovese Drug Stores, Inc. Until the Company's acquisition of T R Financial Corp. in February 1999, Mr. Genovese was a director of Roosevelt Savings Bank since 1992 and a director of TR Financial Corp. since 1993. He is a board member of St. Christopher Ottilie Services for Children and Families, the National Association of Chain Drug Stores, Kellwood Company, AID Auto Stores, the Stephen Company and the National Center for Disability Services. He is 66 years of age and has been a Director since 1999.

         Dr. Edwin W. Martin, Jr. has been President Emeritus and a director of the National Center for Disability Services, a non-profit education, rehabilitation and research corporation since 1994. Before 1994, Dr. Martin was President and Chief Executive Officer of the National Center for Disability Services. Dr. Martin is a director of the National Captioning Institute, a non-profit agency, a director of Interboro Mutual Indemnity Insurance Company and a director of Pall Corp., a manufacturer of industrial filters. He is 69 years of age and has been a Director since 1994 (including years of service as a Trustee of The Roslyn Savings Bank).

         Richard C. Webel is the Managing Director of Innocenti & Webel, an architectural firm. Mr. Webel is also President of Webel Corporation, a strategic planning company, and PlantAmerica, LLC, a software development corporation. Mr. Webel also serves as a general partner of Roundbush Associates, a real estate development corporation. He is 48 years of age and has been a Director since 1995 (including years of service as a Trustee of The Roslyn Savings Bank).

               Named Executive Officers Who Are Not Also Directors

         Michael P. Puorro has been the Treasurer and Chief Financial Officer of the Company since 1996. He also has been Executive Vice President and Chief Financial Officer of the Bank since 1999. Mr. Puorro was a Senior Vice President and Chief Financial Officer of the Bank from 1996 until 1999. From 1994 until 1996, he was Vice President and Chief Financial Officer of the Bank and before 1994 was Vice President and Treasurer of the Bank. Mr. Puorro has been employed by the Bank since 1992. He is 42 years of age.

         John L. Klag has been Executive Vice President and Investment Officer of the Bank since 1999. Mr. Klag was Senior Vice President and Investment Officer of the Bank from 1996 until 1999. Before 1996, he was Vice President and Investment Officer of the Bank. Mr. Klag has been employed by the Bank since 1993. He is 43 years of age.

                Meetings of the Board of Directors and Committees
                            of the Board of Directors

         The Board of Directors of Roslyn conducts business through meetings and the activities of the Board and its committees. During the fiscal year ended December 31, 2000, the Company's Board of Directors held 12 meetings. All of the directors of the Company attended at least 75% of the total number of the Board meetings held and committee meetings on which such directors served during the fiscal year ended December 31, 2000. The Board of Directors of the Company maintains an Audit Committee, a

Compensation Committee and a Nominating Committee, the nature and composition of which are described below.

         Audit Committee. The Audit Committee consists of Messrs. Freese, Doherty, Genovese, Nutt, Swiggett and Webel, all of whom are outside directors. The Audit Committee reviews audit reports and management's actions regarding the implementation of audit findings and reviews compliance with all relevant laws and regulations. The Audit Committee performs some of the same or similar functions as the Examining Committee of the Bank and consists of the same directors. The Audit and Examining Committees each met four times in fiscal 2000.

         Compensation Committee. The Compensation Committee consists of Messrs. Calabrese, Freese, Martin, Swiggett and Webel, and Ms. Clancy, all of whom are outside directors. The Compensation Committee establishes compensation and benefits for the executive officers and reviews the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. In fiscal 2000, the Compensation Committee met four times.

         Nominating Committee. The Nominating Committee consists of Messrs. Calabrese, McCuaig and Swiggett, all of whom are outside directors. The Nominating Committee considers and selects management's nominees for election as directors at the Company's Annual Meeting of stockholders. The Nominating Committee met once in fiscal 2000.

                             Directors' Compensation

         Directors' Fees. Each non-employee director of the Company received fees of $2,000 per Board meeting attended and $900 per committee meeting attended. Members of the Advisory Board, which is comprised of members of the former T R Financial Corp. Board of Directors who did not become directors of the Company or the Bank, receive an annual retainer fee equal to the estimated average fees payable to the Company's Board members.

                             Executive Compensation

         Summary Compensation Table. The following information is furnished for the Chief Executive Officer and other executive officers of Roslyn and The Roslyn Savings Bank who received salary and bonus in excess of $100,000 during fiscal 2000. These persons are sometimes referred to in this proxy statement as "named executive officers."

                                                                                     Long-Term
                                                  Annual Compensation           Compensation Awards
                                           --------------------------------  -------------------------
                                                                  Other                     Securities
                                                                  Annual     Restricted     Underlying    All Other
                                            Salary    Bonus    Compensation  Stock Awards  Options/SARs  Compensation
Name and Principal Positions        Year      ($)      ($)          ($)        ($)(1)          (#)       ($)(2)(3)(4)
----------------------------        ----   --------  --------  ------------  ------------  ------------  ------------

Joseph L. Mancino.................  2000   $650,000  $598,000      $  --        $  --           --         $169,772
   Vice Chairman of the Board of    1999    562,000   632,060         --           --           --          209,474
   Directors, President and Chief   1998    515,385   260,000         --           --           --          299,751
   Executive Officer of the Company

John M. Tsimbinos.................  2000   $675,000   $81,219      $  --        $  --           --         $ 43,850
   Chairman of the Board of         1999    438,450    78,577         --           --           --          182,491
   Directors of the Company

John R. Bransfield, Jr............  2000   $370,000  $284,900      $  --        $  --           --         $ 93,463
   Vice Chairman of Board of        1999    275,846   253,400         --           --           --          100,223
   Directors of the Company;        1998    259,692   104,800         --           --           --          125,398
   President and Chief Operating
   Officer of the Bank

Michael P. Puorro.................  2000   $220,000  $136,400      $  --        $  --           --         $ 47,684
   Treasurer and Chief Financial    1999    186,823   137,191         --           --           --           63,058
   Officer of the Company;          1998    151,538    53,580         --           --           --           65,936
   Executive Vice President and
   Chief Financial Officer of the
   Bank

John L. Klag......................  2000   $210,000  $130,200      $  --        $  --           --         $ 46,340
   Executive Vice President and     1999    176,777   130,227         --           --           --           53,070
   Investment Officer of the Bank   1998    141,431    50,000         --           --           --           63,429

---------------------------------
(1) As of December 31, 2000, Messrs. Mancino, Bransfield, Puorro and Klag had 72,726, 40,455, 25,000 and 25,000 shares, respectively, of unvested restricted stock awards that were granted to them under the 1997 Stock-Based Incentive Plan on September 2, 1997. The value of the unvested awards was $1,986,329, $1,104,927, $682,813 and $682,813, respectively, as of December 31, 2000.
(2)      For 2000, such amounts include: $5,544, $3,612, $732 and $696 of imputed income from group term life insurance on behalf of Messrs. Mancino, Bransfield, Puorro and Klag, respectively. With respect to Messrs Mancino, Bransfield, Puorro and Klag, the figures shown also include $11,000, $4,307, $2,273 and $1,438, respectively, reimbursed to each person for unused vacation.
(3)      For 2000, the figures shown include $37,754, $38,777, $38,890, $35,458 and $36,823, which represents the value of allocations made under the ESOP for Messrs. Mancino, Tsimbinos, Bransfield, Puorro and Klag, respectively.
(4)      For 2000, such amounts include $115,474, $46,654, $9,221 and $7,383, which represents the value of the respective officer's right to receive stock under the Roslyn Savings Bank Benefit Restoration Plan for Messrs. Mancino, Bransfield, Puorro and Klag, respectively.

         Employment Agreements. The Company and the Bank have entered into employment agreements with Messrs. Mancino, Tsimbinos, Bransfield, Puorro and Klag. Each of the employment agreements, other than those entered into with Mr. Tsimbinos, provide for a five-year term of employment that extends on a daily basis until either the executive or the Company or the Bank, as applicable, provides written notice of non-renewal, at which time the term of the agreements becomes a fixed five-year term. The employment agreements between the Company and the Bank with Mr. Tsimbinos each provide for a term of employment that expires on June 30, 2002.

         Under the employment agreements, the annual salary of each of the named executive officers, except Mr. Tsimbinos, is reviewed annually by the Board of Directors or a committee of the Board of Directors. For 2001, the annual salary for each of Messrs. Mancino, Bransfield, Puorro, and Klag has been set at $750,000, $425,000, $265,000 and $240,000, respectively. The employment agreements for Mr. Tsimbinos provide for an annual salary equal to the greater of (1) $500,000, or (2) the annual rate of salary for the second highest paid employee of the Company or the Bank, taking into account all forms of cash compensation. In addition to an annual salary, the employment agreements provide for, among other things, participation in stock benefit plans and certain other employee and fringe benefit programs applicable to executive management. The employment agreements for Mr. Tsimbinos provide for the annual payment of $175,000 in exchange for Mr. Tsimbinos' agreement not to compete with the Company or the Bank for one year following his termination with the Company or the Bank upon certain circumstances. The aggregate present value of the compensation and benefits provided to Mr. Tsimbinos is required to be $1,000,000 under the terms of his employment agreement.

         Each of the employment agreements provides that the Company, or the Bank, may terminate the covered executive for cause, as described in the agreements, at any time. If either the Company or the Bank terminates an executive's employment other than for cause or in the event the executive terminates his employment with the Company or the Bank based upon any of the following conditions (collectively, "Voluntary Termination Conditions"): (1) notice to the executive of non-renewal of the term of the agreement (except in the case of Mr. Tsimbinos); (2) failure to elect or re-elect or appoint or re-appoint the executive to his current position; (3) material change in the executive's functions, duties or responsibilities which cause the executive's position to become one of lesser responsibility, importance or scope; (4) relocation of the executive's principal place of employment by more than 25 miles; (5) reduction in the benefits or perquisites provided to the executive;
(6) liquidation or dissolution of the Company or the Bank; or (7) breach of the agreement by the Company or the Bank, the employment agreements provide that the executive or, in the event of the executive's death, his beneficiary, will receive the payments and benefits that would have been provided to him under the agreement for the remaining term of the agreement.

         Under each of the employment agreements, if, following a change in control of the Company or the Bank, the executive's employment with the Company or the Bank is involuntarily terminated, the executive (other than Mr. Tsimbinos) voluntarily terminates his employment for any reason within 60 days following the change in control or the executive voluntarily terminates his employment at any time during the term of the agreement upon the occurrence of any Voluntary Termination Condition, the executive (other than Mr. Tsimbinos) or, in the event of the executive's death, his beneficiary, will receive an amount equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) the greater of: (a) five times the executive's average annual compensation for the three preceding taxable years; or (b) five times the executive's annual compensation for the last preceding taxable year. In addition, the health and welfare benefits received by the executive during his employment would be continued for 60 months following his termination of employment. The severance payment due Mr. Tsimbinos in connection with his qualifying termination from employment in connection with a change in control generally would equal the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times his annual compensation for the most recently completed year. Notwithstanding that both the Company's and the Bank's employment agreements provide for payments and benefits to the executives in connection with a change in control, the executive would not receive duplicative payments and benefits under the respective agreements.

         Payments pursuant to the employment agreements and other arrangements in the event of a change in control may constitute a "parachute payment" for federal income tax purposes and may result in the imposition of an excise tax on the executive. In such a case, the employment agreements provide that the Company or the Bank will pay the executive an amount sufficient to enable the executive to retain the payments and benefits provided to him had he not been subject to such a tax.

         The Company guarantees the payment of compensation and benefits to the executives under the employment agreements with the Bank. The Company and the Bank will reimburse or pay the executive for all reasonable costs and legal fees paid or incurred in connection with any dispute or question of interpretation relating to the employment agreements if the executive is successful on the merits of his claim pursuant to a legal judgment, arbitration or settlement.

         Stock Option Exercises and Holdings. The following table reflects all stock option exercises by the named executive officers during 2000 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the common stock.

                                                          Number of Securities        Value of Unexercised
                                  Shares                 Underlying Unexercised     In-the-Money Options/SARs
                                 Acquired               Options/SARs at FY-End (#)       at FY-End ($)(1)
                                    on                  --------------------------  --------------------------
                                 Exercise     Value
Name                                (#)    Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
----                             --------  -----------  -----------  -------------  -----------  -------------

Joseph L. Mancino...............    --      $      --     280,737      237,808      $ 1,351,047    $1,144,451
John M. Tsimbinos...............    --             --   1,065,109           --       24,045,517            --
John R. Bransfield, Jr. ........    --             --     159,710      129,131          768,604       742,285
John L. Klag....................    --             --      98,965       76,369          476,269       367,526
Michael P. Puorro...............    --             --      98,965       76,369          476,269       367,526

--------------------------------
(1) The closing trading price of the Company's common stock on December 29, 2000 (the last trading day of 2000) was $27.3125 per share.

         Retirement Plan. The Bank maintains a defined benefit plan ("Retirement Plan") for eligible employees. The Retirement Plan is intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code (the "Code"). Eligible employees generally begin participating in the Retirement Plan on the first day of the calendar month coincident with or next following the date on which they have attained age 21 and have completed at least one year of service with the Bank. All employees are eligible to participate in the Retirement Plan other than: (1) employees paid on an hourly-rate or contract basis; (2) employees regularly employed outside the Bank's own offices in connection with the operation and maintenance of building and other property acquired through foreclosure or deed; and (3) leased employees. Participants become vested in their benefits under the Retirement Plan upon completing five years of vesting service.

         The Retirement Plan provides for a monthly benefit to a participant upon retirement at or after the later of: (1) attainment of age 65; or (2) the fifth anniversary of initial participation in the Retirement Plan. The Retirement Plan also provides for a benefit upon the participant's death or early retirement. The annual normal retirement benefit for a participant under the Retirement Plan is: (a) 2% of average annual earnings multiplied by years of credited service (up to a maximum of 30 years); plus (b) 0.5% of average annual earnings multiplied by the participant's number of years and months of credited service in excess of 30 years.

For purposes of the Retirement Plan, average annual earnings means the participant's average annual compensation (as defined in the Retirement Plan) during the 36 consecutive calendar months within the final 120 consecutive calendar months of the participant's credited service that yields the highest average. A participant is eligible to receive an early retirement benefit upon the completion of at least 10 consecutive years of vested service in the Retirement Plan and (1) attainment of age 60, or (2) the sum of the participant's age and years of service equals at least 75. Benefits are generally paid in a straight life annuity for unmarried participants and in the form of a 50% joint and survivor annuity (with the spouse as designated beneficiary) for married participants. Other forms of benefit payments are available under the Retirement Plan.

         Benefit Restoration Plan. The Bank maintains a Benefit Restoration Plan, a non-qualified plan designed to permit certain employees to receive supplemental retirement income from the Bank. Participants in the BRP generally receive a benefit equal to the amount the participant would have received under the ESOP, 401(k) Plan and the Retirement Plan, but for limitations imposed on such benefits by certain provisions of the Code. The BRP is an unfunded plan, which provides participants only with a contractual right to obtain the benefits provided thereunder from the general assets of the Bank. For fiscal 2000, Messrs. Mancino, Bransfield, Puorro and Klag participated in the BRP. Mr. Tsimbinos participated in a similar plan sponsored by T R Financial Corp. and, by the terms of his employment agreements, is entitled to supplemental pension benefits.

         Estimated Annual Benefits under the Retirement Plan and the BRP. The following table sets forth the estimated annual benefits payable under the Retirement Plan upon a participant's retirement at age 65 for the year ending December 31, 2000, expressed in the form of a straight life annuity and any related amounts payable under the BRP. The covered compensation under the Retirement Plan and BRP includes the base salary for participants and does not consider cash bonuses. The benefits listed in the table below for the Retirement Plan and BRP are not subject to a reduction for social security benefits or any other offset amount.


   Final                                             Years of Service
  Average       -----------------------------------------------------------------------------------------
Compensation         15             20              25             30              35              40
------------    ----------     -----------     -----------     ----------     -----------     -----------

  $  50,000     $  15,000       $  20,000       $  25,000      $  30,000       $  31,250       $  32,500
    100,000        30,000          40,000          50,000         60,000          62,500          65,000
    125,000        37,500          50,000          62,500         75,000          78,125          81,250
    150,000        45,000          60,000          75,000         90,000          93,750          97,500
    175,000        52,500          70,000          87,500        105,000         109,375         113,750
    200,000        60,000          80,000         100,000        120,000         125,000         130,000
    225,000        67,500          90,000         112,500        135,000         140,625         146,250
    250,000        75,000         100,000         125,000        150,000         156,250         162,500
    300,000        90,000         120,000         150,000        180,000         187,500         195,000
    350,000       105,000         140,000         175,000        210,000         218,750         227,500
    400,000       120,000         160,000         200,000        240,000         250,000         260,000
    450,000       135,000         180,000         225,000        270,000         281,250         292,500
    500,000       150,000         200,000         250,000        300,000         312,500         325,000
    550,000       165,000         220,000         275,000        330,000         343,750         357,500
    600,000       180,000         240,000         300,000        360,000         375,000         390,000
    650,000       195,000         260,000         325,000        390,000         406,250         422,500
    700,000       210,000         280,000         350,000        420,000         437,500         455,000

         As of December 31, 2000, the approximate years of service for the named executive officers are as follows:


                                                           Years of
                                                            Service
                                                          -----------

         Joseph L. Mancino...........................         41
         John M. Tsimbinos...........................         20
         John R. Bransfield, Jr. ....................          9
         Michael P. Puorro...........................          9
         John L. Klag................................          9

         Management Supplemental Executive Retirement Plan. The Bank also sponsors a non-qualified management supplemental executive retirement plan ("MSERP") to provide eligible employees with additional retirement benefits. The MSERP benefit is intended to make up for benefits lost under the ESOP allocation procedures to participants who retire before the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the MSERP are determined by: (1) projecting the number of shares that would have been allocated to the participant under the ESOP, if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); (2) reducing that number determined by the number of shares actually allocated to the participant's account under the ESOP; and
(3) multiplying the resulting number of shares by the average fair market value of the common stock over the preceding five years. Benefits under the MSERP generally vest in 20% annual increments over a five year period commencing as of the date of a participant's participation in the MSERP. The vested portion of the MSERP participant's benefits are payable upon the retirement of the participant.

         The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      Report of the Compensation Committee

         Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information regarding the compensation and benefits provided to the Chief Executive Officer and other executive officers of the Company and Bank for the year ended December 31, 2000. Recommendations regarding all components of compensation paid to executive officers of the Company and the Bank are made by the Compensation Committee of the Company's Board of Directors whose members also comprise the Personnel Committee of the Bank's Board of Directors and are approved by the appropriate Board. The Board of Directors did not reject or modify, in any material way, any of the recommendations of the Compensation Committee during fiscal 2000.

         For 2000, the Compensation Committee operated under a policy to structure executive compensation in a manner intended to limit the likelihood that current compensation would exceed the limits for deductibility prescribed by Section 162(m) of the Code. This policy continues in effect for fiscal 2001. However, the Compensation Committee retains discretion to make future exceptions to this policy, and in determining whether to do so, the Compensation Committee may consider a number of factors, including but not limited to the Company's and the Bank's tax position, and the materiality of amounts likely to be involved.

         Executive Officer Compensation Policies and Procedures. The Compensation Committee is responsible for reviewing management's recommendations for compensation and benefits for officers and employees, including officers and employees of the Bank. It is the responsibility of the Compensation Committee to recommend to the full Board of Directors the amount and composition of executive compensation paid to the executive officers, including the President and Chief Executive Officer. It is the responsibility of the Board of Directors to review and consider such compensation recommendations of the Compensation Committee.

         Management is faced continually with competitive and economic challenges. The Compensation Committee believes that, if the Company is to be successful, its compensation programs must be structured to attract and retain the highest quality employees available. The Company's executive compensation programs are intended to provide incentives that will reward managers for achieving superior levels of performance which strengthen the Company and enhance stockholder value.

         The Compensation Committee annually reviews and evaluates base salary and annual bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the President and Chief Executive Officer. The President and Chief Executive Officer do not participate in the Compensation Committee's decision as to their compensation packages.

         To achieve the compensation objectives established by the Compensation Committee, the Company's executive compensation program consists of two main elements, base salary and bonus, which comprise annual compensation. In addition, executive officers participate in other benefit plans available to all employees, including the Retirement Plan, the ESOP, the 1997 Stock-Based Incentive Plan, the Roslyn Bancorp, Inc. Annual Incentive Plan (described below) and the Roslyn 401(k) Plan, and may be selected to participate in supplemental benefit plans.

         In establishing individual compensation levels, the Compensation Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance. Except with respect to the determination of bonus payments, as described below, and Mr. Tsimbinos' compensation as described above, no precise numerical formula is used to determine an executive's salary. The Company's overall performance and the achievement of financial and business objectives are considered. Increases in compensation are recommended based on strong individual performance in relationship to Company and individual goals, peer comparisons and Company performance.

         Compensation Committee Considerations for Fiscal 2000. To determine whether executive salary levels are within appropriate market norms, the Compensation Committee examines and considers applicable compensation levels among a representative peer group of financial services institutions in the regional and local markets. For 2000, the Company continued phasing in salary increases approved in 1999 for executive officers. In 1999, the Company engaged William M. Mercer, Inc. ("Mercer"), a nationally-known employment consulting firm, to provide it with current market data for compensation levels of executive positions similar to those of the Company's executive officers and to outline provisions for an annual incentive plan which would reinforce the Company's pay-for-performance philosophy, tie incentive (variable) compensation to the achievement of annual strategic and operating goals, and provide competitive total cash compensation opportunities with upside (and downside) potential. Mercer prepared a report (the "1999 Mercer Report") benchmarking compensation for the Company's selected executive positions based on data from 13 peer group savings banks in the New York Metropolitan area. Data was collected according to functional responsibilities and rank to identify compensation levels for peer group executives with comparable functions and rank to the selected group of Company executives. In preparing its report, Mercer relied upon its proprietary collections as well as available published data, including proxy information from similarly situated financial services institutions operating in the State of New York, including the Metropolitan New York City area, for information about comparable executive compensation levels.

         The 1999 Mercer Report concluded that base salaries and total cash compensation for the Company's executive officers holding the position of senior vice president or above generally continued to fall well below those of executive officers in the Company's peer group and overall were well below the market median. The 1999 Mercer Report found that the average base salary paid to the Company's senior executives was 22% less than the peer group median and 39% less than the seventy-fifth percentile for the peer group. In terms of total cash compensation, the 1999 Mercer Report found that amounts paid to the Company's senior executive officers were 25% less than the peer group median and 50% less than the peer group's seventy-fifth percentile. With respect to vice president positions, the 1999 Mercer Report concluded that base salaries were, overall, well below the market median, annual incentive targets were at or below the market median and total cash compensation, overall, was well below the market median. The 1999 Mercer Report showed that base salaries were 26% less than the peer group median and 42% less than the peer group's seventy-fifth percentile, and total cash compensation for these officers was 31% less than the peer group median and 64% less than the seventy-fifth percentile.

         Based on the conclusions and recommendations in the 1999 Mercer Report, the Compensation Committee of the Company determined in 1999 that an adjustment was needed to bring the Company's executive compensation levels into line with the Company's peers in order to maintain and attract talented personnel. The Committee recommended, and the Boards of the Company and the Bank approved, increases in the base salary levels for the Bank's senior executive officers intended to bring them in line with the industry median. However, it was determined that such increases should be implemented in phases, with an initial salary increase going into effect for 1999 and a second phase being made effective in 2000, subject to the Board having the ability to modify or withhold the second phase of the increases.

         For 1999, salaries for the named executive officers were increased as shown in the summary compensation table appearing earlier in this proxy statement. Following the implementation of the 1999 increases, most executives who received such increases still fell well below the seventy-fifth percentile.

         In late 1999, the Compensation Committee examined the salaries for the Bank's senior officers to determine whether increases were appropriate for such officers in 2000 in accordance with the plan for phasing in additional increases after 1999. Mercer again was asked to analyze industry compensation levels and to compare the Company's compensation levels to those of its peer group. On the basis of a new report prepared by Mercer (the "2000 Mercer Report") and other factors, including the Company's and the individual officer's achievement of annual strategic and operating goals, competition and other elements of the Company's compensation structure, the Committee determined to recommend additional salary increases for the Bank's senior officers. Those recommendations, as shown in the summary compensation table appearing earlier in this proxy statement, were approved by the Board and became effective January 1, 2000. Compared to officers in similar positions among the Company's peer group, after the implementation of the 2000 increases, salary levels for the Company's officers still remained well below the seventy-fifth percentile.

         Base Salaries. Salaries recommended by the Committee are intended to be consistent and competitive with the practices of comparable financial services institutions and each executive's level of responsibility. The Committee generally utilizes internal and/or external surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable peer institutions. Adjustments also reflect the performance of the executive and any increased responsibility assumed by the executive.

         Bonus. To secure the deductibility of bonuses awarded to executive officers, bonuses for 2000 were awarded under the Roslyn Bancorp, Inc. Annual Incentive Plan, which was approved by shareholders in 1999 (the "Annual Incentive Plan"). The Annual Incentive Plan establishes certain performance criteria for determining bonuses for eligible employees. The maximum annual payment to any individual under the plan is $1.5 million.

         As in 1999, for 2000 the Board established bonus levels under the Annual Incentive Plan for Company employees based on the Company's achievement of certain core income levels. In order to tie employee incentive compensation to stockholder interests, it was determined that increasing levels of incentive awards would be paid for increasing levels of core earnings achieved by the Company. In January 2001, the Bank determined that core earnings for 2000 were in excess of $100 million, and, therefore, a 16.25% performance-based bonus was paid to all employees in recognition of the 2000 performance.

         Similarly, for members of management at or above the level of senior vice president, the Board adopted an additional scaled bonus structure tied to Company earnings per share. For these individuals, varying percentage bonuses were to be paid upon the Company's attainment of increasing levels of core earnings per share, with the Chief Executive Officer receiving the highest percentage bonus and others receiving incrementally less. In January 2001, the Bank determined that core earnings per share for the year met the $1.58 per year threshold and that the Bank's other financial performance ratios remained strong (including return on average assets of 1.30% and return on average equity of 17.11%). Accordingly, the additional bonuses were paid to eligible members of management in accordance with the previously approved formula. The combined bonuses paid to each named executive officer for 2000 are reflected in the summary compensation table appearing earlier in this proxy statement.

         Chief Executive Officer Compensation. The compensation of the Chief Executive Officer during 2000 consisted of the same elements as for other senior executives, including base salary and bonus. The 2000 Mercer Report concluded that the base pay of the Company's Chief Executive Officer at the end of 1999 remained well below that of the peer group institutions surveyed, and Mercer recommended his salary be increased. The Compensation Committee set Mr. Mancino's base salary at $650,000 effective January 1, 2000. This represents an increase of $88,000, or 15.7%, over his 1999 base salary. In establishing his base salary, the Compensation Committee reviewed Mr. Mancino's performance for the prior year and also considered the Company's financial and business performance, including net income and profitability, as well as the total cash compensation paid to chief executive officers of similarly situated peer financial services institutions as reflected in the 1999 Mercer Report and 2000 Mercer Report. The Compensation Committee did not assign weights or ranking to factors regarding this performance, but instead made subjective determinations based on consideration of all related factors in the Company's business performance.

         As noted above, Mr. Mancino was also paid a discretionary cash bonus of $598,000 for fiscal 2000. The Committee, in determining an appropriate 2000 bonus for Mr. Mancino, considered his leadership of the Company and the continued success of the Bank, as demonstrated by, among other things, continued strong earnings and other criteria as discussed above. The bonus paid to Mr. Mancino was made in accordance and consistent with the Roslyn Bancorp, Inc. Annual Incentive Plan and the criteria set by the Board thereunder in view of bonus compensation paid to chief executive officers of similarly situated peer financial services institutions.

                           The Compensation Committee

                           Robert G. Freese (Chairman)
                            Thomas J. Calabrese, Jr.
                                Maureen E. Clancy
                            Dr. Edwin W. Martin, Jr.
                                James E. Swiggett
                                Richard C. Webel

                          Report of the Audit Committee

         The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of six directors, each of whom is independent under the Nasdaq's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10- K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                               The Audit Committee

                           Robert G. Freese (Chairman)
                                James E. Swiggett
                                Thomas A. Doherty
                                Leonard Genovese
                                 A. Gordon Nutt
                                Richard C. Webel

                             Stock Performance Graph

         The following graph shows a comparison of total stockholder return on Roslyn's common stock, based on the market price of the common stock with the cumulative total return of companies in The Nasdaq Market Index and the MG Index for Savings and Loans for the period beginning on January 13, 1997, the date Roslyn common stock began trading on the Nasdaq Stock Market, through December 31, 2000. The graph may not be indicative of possible future performance of Company common stock. The data was supplied by Media General Financial Services.


                            Comparative Total Returns
                Roslyn Bancorp, Inc., The Nasdaq Market Index and
                       The MG Index For Savings and Loans



                             [GRAPH APPEARS HERE]



-----------------------------------------------------------------------------------------

                                                             Summary

                                         01/13/97  12/31/97  12/31/98  12/31/99  12/31/00
                                         --------  --------  --------  --------  --------

Roslyn Bancorp, Inc. ..............      $100.00   $234.56   $221.11   $195.82   $263.21
Nasdaq Market Index ...............       100.00    122.32    172.52    304.29    192.07
MG Index for Savings and Loans.....       100.00    168.14    147.39    118.49    191.25

Notes:
-----
  A.     The lines represent monthly index levels derived from compounded daily returns that include reinvestment of all dividends.
  B.     The indexes are re-weighted daily using the market capitalization on the previous trading day.
  C.     If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.     Each index was set to $100.00 on January 13, 1997, the first day of trading for Company common stock. For the Company the index commenced with the closing price on the first day of trading, which was $15.00 per share.

-----------------------------------------------------------------------------------------

                Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements, except for Directors Calabrese, Clancy and Martin for whom a Form 4 was filed late due to administrative error. Messrs. Calabrese and Martin's Forms 4 each reported one transaction. Ms. Clancy's Form 4 reported two transactions.

                          Transactions With Management

         The Bank's policies do not permit the Bank to make loans to any of its directors and executive officers. The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

         During 2000, Victor McCuaig, one of the Company's directors, was of counsel to the law firm of Payne, Wood & Littlejohn. Payne, Wood & Littlejohn furnished the Bank with certain legal services. The fees paid by the Bank for these legal services were $603,067.

                Proposal 2. Ratification of Roslyn Bancorp, Inc.
                ------------------------------------------------
                         2001 Stock-Based Incentive Plan
                         -------------------------------

                                     General

         Roslyn's Board of Directors approved the Company's 2001 Stock- Based Incentive Plan (the "Plan") on March 27, 2001, subject to ratification by the Company's stockholders. Like the 1997 Stock-Based Incentive Plan, the Plan will allow the Company to use stock options and restricted stock to reward performance and build the participants' equity interests in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service. Under the 1997 Stock-Based Incentive Plan, 438,550 shares remain available for the grant of stock options, and 206,867 shares remain available for the grant of restricted stock. The weighted average remaining term for outstanding stock options and restricted stock awards is 5.86 years and 1.07 years, respectively.

         The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B.

                               Summary of the Plan

         Type of Awards. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment, and Restricted Stock Awards ("RSA").

         Administration. The Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the terms of the Plan and resolutions of the Board, the Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the participants to whom stock options and RSA's will be granted, the type and amount of stock options and restricted stock awards that will be granted and the terms and conditions applicable to such grants.

         Participants. All employees and Directors of the Company and its subsidiaries, as well as other persons who render services to the Company, are eligible to participate in the Plan.

         Number of Shares of Common Stock Available. The Company has reserved 2,500,000 shares of common stock for issuance under the Plan. Of that amount, no more than 500,000 shares may be used for grants of RSA. Shares of common stock to be issued under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to a stock option which expires or is terminated unexercised or an unvested or canceled restricted stock award will again be available for issuance under the Plan.

         Terms of Stock Option Grants. The exercise price of each ISO or NQSO will not be less than the fair market value of the common stock on the date the ISO or NQSO is granted. The plan does not permit the repricing of stock options without stockholder approval. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

         Under accounting principles generally accepted in the United States of America, compensation expense is generally not recognized with respect to the award of options to officers and employees of the Company and its subsidiaries.

         The exercise price of an option may be paid in cash, common stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Compensation Committee.

         Under the Plan, the Compensation Committee may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Compensation Committee). Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

         Terms of Restricted Stock Awards. Subject to the terms of the Plan and applicable regulations, the Compensation Committee has the authority to determine the amounts of RSA granted to any individual, the dates on which RSA granted will vest and any other conditions which must be satisfied before vesting.

         Restricted stock award recipients may also receive amounts equal to accumulated cash and stock dividends or other distributions (if any) with respect to shares awarded in the form of restricted stock. In addition, before vesting, recipients of RSA may also direct the voting of shares of common stock granted to them.

         Unless the Compensation Committee determines otherwise, upon the termination of service of a holder of a RSA for any reason other than death, disability or retirement, all the holder's rights in an unvested RSA will be canceled. If the holder of the RSA dies or becomes disabled, all unvested RSA held by such individual will become fully vested. Generally, if the holder of a RSA retires, all unvested RSA held by such individual will be canceled. However, the Compensation Committee may permit unvested RSA to continue to vest, provided the holder of the RSA remains employed by the Company or the Bank as a consultant or advisor or continues to serve the Company or the Bank as a director, advisory director or director emeritus.

         Effect of a Change in Control. In the event of a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable. In addition, if a change in control occurs, the Plan provides for the cash settlement of any outstanding stock options if provision is not made for the assumption of the options in connection with the change in control. Additionally, in the event of a change in control, all unvested RSA immediately vest, unless otherwise prohibited by law or regulation.

         Term of the Plan. The Plan will be effective upon shareholder approval. The Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

         Amendment of the Plan. The Plan allows the Board to amend the Plan in certain respects without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement.

         Certain Federal Income Tax Consequences. The following brief description of the material tax consequences of stock options and restricted stock awards granted under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

         Stock Options. There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

         On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

         Restricted Stock Awards. A participant who has been awarded restricted stock under the plan and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the RSA lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividend paid to the recipient on the restricted stock at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

         A recipient of a RSA who makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

         New Plan Benefits. The Company anticipates that grants of stock options and restricted stock awards will be made to non-employee directors, officers and employees on or after the effective date of the Plan at levels consistent with other peer institutions. However, the Board has not made specific determinations regarding the size of individual awards.

         The Board of Directors recommends that you vote "FOR" approval of the Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan.

                     Proposal 3. Ratification of Appointment
                     ---------------------------------------
                             of Independent Auditors
                             -----------------------

         Roslyn's independent auditors for the fiscal year ended December 31, 2000 were KPMG LLP. The Company's Board of Directors reappointed KPMG LLP to continue as independent auditors for the Company for the year ending December 31, 2001, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as independent auditors, the Board of Directors may consider other independent auditors.

         Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

         The Board of Directors recommends that you vote "FOR" ratification of the Board of Directors' appointment of KPMG LLP as the independent auditors of the Company.

                                   Audit Fees
                                   ----------

         The aggregate fees Roslyn paid to KPMG LLP for the audit of Roslyn's annual consolidated financial statements for the year ended December 31, 2000 and for the review of Roslyn's financial statements included in quarterly reports on Forms 10-Q for the year ended December 31, 2000 totaled approximately $300,000.

                                 All Other Fees
                                 --------------

         The aggregate fees Roslyn paid to KPMG LLP for all other non-audit services, including fees for tax-related services, during the year ended December 31, 2000 totaled approximately $477,000. This amount includes fees of approximately $375,000 for certain non-recurring tax and consulting services. The Audit Committee of the Board of Directors has considered whether the provision of these non-audit services is compatible with maintaining KPMG LLP's independence.

                             Additional Information
                             ----------------------

                              Stockholder Proposals

         The Company must receive proposals that stockholders seek to include in the proxy statement for the Company's next Annual Meeting no later than December 21, 2001. If next year's Annual Meeting is held on a date more than 30 calendar days from May 23, 2002, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

                             Stockholder Nominations

         The Company's Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days' notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary at One Jericho Plaza, Jericho, New York 11753.

                                    Form 10-K

         Roslyn's Annual Report on Form 10-K for the fiscal year ending December 31, 2000, as well as the 2000 Annual Report to Stockholders, may be accessed through the Company's world wide web site (www.roslyn.com). A copy of the Form 10-K (without exhibits) is available without charge upon written request to Ms. Mary Feder, Vice President and Investor Relations Director, Roslyn Bancorp, Inc., One Jericho Plaza, Jericho, New York 11753. Such request must include a good faith representation that, as of April 2, 2001, the person making such request was a beneficial owner of shares of common stock.

                                           By Order of the Board of Directors

                                           /s/ R. Patrick Quinn
                                           ----------------------------------
                                           R. Patrick Quinn
                                           Corporate Secretary

Jericho, New York
April 19, 2001




    You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or vote by telephone or via the
                    Internet as described on the proxy card.

                                                                      Appendix A

                             Audit Committee Charter

The purpose of this charter (the "Charter") is to help identify the responsibilities of the members of the Audit Committee (individually and collectively, the "Committee") of the Roslyn Bancorp, Inc. (the "Company") Board of Directors (the "Board") in fulfilling the Committee's mission, as described herein, consistent with applicable federal and state law and the overall goals and mission of the Company.

AUDIT COMMITTEE MISSION:

         The mission of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body and the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

o serve as an independent and objective party to monitor and review, with management, members of the Company's internal auditing department (the "Internal Auditors") and the Company's independent auditors (including any of their successors, the "Independent Auditors"), as the Committee shall deem necessary or appropriate, the Company's financial reporting process and internal financial, managerial and other control systems to ensure that adequate controls exist and that material weaknesses are effectively eliminated;

o review and appraise the audit efforts of the Company's Independent Auditors and Internal Auditors;

o provide an open avenue of communication among the Independent Auditors, financial and senior management, the Internal Auditors, and the Board; and

o ensure that assets are safeguarded and transactions are authorized and properly recorded. Such controls permit the preparation of sound financial reports.

         This Charter is intended to provide the Committee with authority and responsibility to ensure that an environment is established within the Company which encourages the Company's officers, employees and outside representatives to be truthful, complete, accurate and timely in financial and other accountability to the Bank, its regulators and other constituencies.

         Consistent with the foregoing, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. Management of the Company shall be responsible for development of policies for approval by the Board and the design and maintenance of the operating systems and internal controls to carry out the approved mission, policies and other directives set by the Board. The Committee shall have responsibility and authority for ensuring that management fulfills these objectives.

         The Board of Directors of The Roslyn Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company, shall be responsible for maintaining its own Audit Committee, which also may be known as the Examining and Compliance Committee of the Bank Board of Directors.

APPOINTMENT AND COMPENSATION:

         The Committee shall be comprised of a minimum of four members, each of whom shall be independent non-employee directors of the Company or the Bank, and free from any relationship that, in the opinion of the Board or legal counsel to the Company, would interfere with the exercise of his or her independent judgement as a member of the Committee.

         All members of the Committee shall have a working familiarity with basic finance and accounting or related financial management expertise and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         Members of the Committee, including its Chair, shall be elected by the Board of Directors at its annual organization meetings and shall serve for one year terms or until their successors are elected and qualified. One member of the Committee shall be designated by the Board of Directors, or by majority vote of the full Committee membership, as Chair who shall preside over meetings of the Committee.

MEETINGS:

         The Committee shall meet as and when deemed appropriate by the Chair of the Committee or a majority of its members and, in any event, not less than four times annually. Three members of the Committee shall constitute a quorum for the transaction of business.

         In order to ensure that the Committee is able to conduct unfettered deliberations relevant to its purposes, it may at any time adjourn to an executive session at which only members of the Committee and invited guests may be present. The Committee should meet with the Company's Auditor in executive session not less than four times annually to discuss any matters that the Committee or the Auditor believes should be discussed outside the presence of members of management.

         The Committee should meet quarterly to review the Company's financial condition with members of management and, together or separately, as the Committee shall deem necessary or appropriate, the Company's Independent Auditors.

REPORTING OF COMMITTEE ACTIVITIES AND RECOMMENDATIONS:

         The Committee will maintain minutes and other relevant records of their meetings that will document its activities and recommendations. The Corporate Secretary of the Company will compile said documentation. During executive sessions of the Committee, the Committee shall select one of its members to take the minutes of such meetings. The Committee also may select the Auditor to be responsible for recording the minutes of executive sessions conducted in his or her presence.

RESPONSIBILITIES AND DUTIES :

         To fulfill its responsibilities and duties the Committee should:

Review Financial Reporting

o Review the Company's annual audited financial statements prior to filing or distribution outside of the Company. This review should include discussion with management and the Independent Auditors concerning the material issues relating to application of accounting principles, practices, and judgments to the Company.

o Review with management, the Independent Auditors and the Company's Internal Auditors all audit activities, significant audit findings and significant risks and exposures facing the Company.

o Consider the Independent Auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in their financial reporting.

o Discuss with the Independent Auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented. The Committee should discuss with the Independent Auditors all significant matters identified by them during any interim review of the Company prior to the filing of the Quarterly Report on Form 10-Q, or as soon thereafter as practical. The Chair of the Committee may represent the entire Committee for purposes of this review.

Oversee the Audit Function

o Oversee the internal audit function, including reviewing and approving the Company's internal audit charter, annual audit plans and budgets.

o Review internal control evaluations performed by management, Internal Auditors, Independent Auditors and regulatory examiners and the methods employed to make such evaluations.

o In consultation with management, the Independent Auditors and the Company's Internal Auditors, consider the integrity of the Company's financial reporting process and controls.

o Examine the Company's accounting system logistics, including the technical and managerial aspects thereof, to ensure that sufficient resources are available, and the system has physical capacity, to deliver timely and accurate reports.

o Ensure that sufficient controls are maintained by management to ensure that the Committee receives material information relative to its purposes in a timely and candid manner.

o Obtain from the Independent Auditors and the Internal Auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries.

o Review the correction of controls deemed to be deficient. Review with appropriate the Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code.

o Review any significant disagreement among management and the Independent or Internal Auditors or in connection with the preparation of the financial statements.

o Review periodically the Company's Code of Ethics and ensure that management has established a system to enforce such Code.

o Ascertain the quality and independence of the Internal Auditors in respect of the reports submitted and work performed by them from time to time.

Approval of Independent Auditors

o On an annual basis, review the formal written statement from the Independent Auditors delineating all relationships between the Independent Auditors and the Company and its affiliates consistent with Independent Standards Board Statement No. 1 ensuring the independence of the Independent Auditors.

o Make recommendations to the Board concerning the selection or termination of the Independent Auditors, taking into account their independence and effectiveness.

o Confer with management concerning the reasonableness of the fees and other compensation to be paid to the Independent Auditors.

o Develop a clear understanding with management and the Independent Auditors that the Independent Auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders.

o Require the Independent Auditors to submit an audit plan and review the plan. This review should include the scope, staffing, reliance upon management and internal audit and general audit approach.

o Conferring with the Independent Auditors concerning the scope of their examination of the books and records of the Company and its subsidiaries; reviewing and approving the Independent Auditors' annual engagement letter; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

Legal & Regulatory Review

o Review examination reports received from various banking supervisory authorities and management's replies.

o Review any significant reports or other financial information submitted to any government body, or the public, including any certification, report, opinion, or review rendered by the Independent Auditors.

o Not less than annually, review with the Company's counsel any legal matters that could have a material impact on the Company's financial statements, compliance by the Company with applicable laws and regulations, and all material inquiries received from regulators or governmental agencies relating to same. Consideration should be given to the type and scope of any disclosure of such matters that may be required or advisable.

Committee Reporting and Structure

o Report through the Committee Chair to the Board concerning material information addressed at the meetings of the Committee.

o Review the powers of the Committee annually, reporting and making recommendations to the Board on these responsibilities.

o Review and update the Audit Committee Charter periodically, and at least annually, as conditions dictate. The Charter shall be submitted to the Board for approval and published, including in proxy materials of the Company, at least every three years in accordance with applicable laws and regulations, including those promulgated by the United States Securities and Exchange Commission.

         In addition to the foregoing, the Committee shall have authority to consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

         In order to fulfill its functions hereunder, the Committee shall have available to it, and shall utilize, such resources as are reasonably necessary to investigate any issues the Committee deems important to fulfilling its purposes as described herein. Further, the Committee shall have an open and unrestricted communication channel with all officers, employees and agents of the Company, including, without limitation, the Company's Independent Auditors and its own independent outside counsel, which counsel may be engaged by the Committee at the Company's expense.

                                                                      Appendix B

                              ROSYLN BANCORP, INC.
                         2001 Stock-Based Incentive Plan

1.       DEFINITIONS.

(a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)      "Bank" means Roslyn Savings Bank.

(c)      "Board of Directors" means the board of directors of the Holding
         Company.

(d) "Change in Control" means a change in control of the Bank or Holding Company of a nature that (i) would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act;
         (ii) results in a "change of control" or "acquisition of control" within the meaning of the regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574, as in effect on the date hereof; provided, however, that in applying the definition of change in control as set forth under such regulations the Board of Directors shall substitute its judgment for that of the OTS; or (iii) without limitation a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

(e)      "Code" means the Internal Revenue Code of 1986, as amended.

(f) "Committee" means the committee designated, pursuant to Section 2 of the Plan, to administer the Plan.

(g) "Common Stock" means the common stock of the Holding Company, par value $.01 per share.

(h) "Disability" means any mental or physical condition, with respect to which an individual qualifies for and receives benefits under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

(i) "Employee" means any person employed by the Holding Company or an affiliate. Directors who are also employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

(j)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k) "Exercise Price" means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

(l) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

         (i) If the Common Stock was traded on the date in question on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

         (ii) If the Common Stock was traded on a stock exchange for the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

         (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

(m)      "Holding Company" means Roslyn Bancorp, Inc.

(n) "Incentive Stock Option" means a stock option granted under the Plan, that is intended to meet the requirements of Section 422 of the Code.

(o) "Non-Statutory Stock Option" means a stock option granted to an individual pursuant under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a stock option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

(p)      "Option" means an Incentive Stock Option or a Non-Statutory Stock
         Option.

(q) "Outside Director" means a member of the board(s) of directors of the Holding Company or an Affiliate, who is not also an Employee.

(r)      "Plan" means this Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan.

(s) "Restricted Stock Award" means an award of restricted stock granted to an individual pursuant to Section 6 of the Plan.

(t) "Retirement" means a termination of employment (i) from the Holding Company or an Affiliate at an age and with employment service that would entitle the individual to a pension under The Retirement Plan of The Roslyn Savings Bank in RSI Retirement Trust if the individual were a participant in such pension plan or (ii) under circumstances designated as a Retirement by the Committee. "Retirement" with respect to an Outside Director means the termination of service from the board(s) of directors of the Holding Company and any Affiliate following written notice to the board(s) of directors of the Outside Director's intention to retire.

(u) "Termination for Cause" means termination because of an individual's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Holding Company and/or any affiliate of the Holding Company and any individual.

2.       PURPOSE.

This Plan is intended to provide the Holding Company and its Affiliates, a means to continue using stock as a form of compensation. Pursuant to the terms of the Plan, the Committee may grant stock options and restricted stock to Employees, Outside Directors and independent contractors or Consultants of the Holding Company and its affiliates.

3.       ADMINISTRATION.

(a) The Committee shall administer the Plan. The Committee shall consist of two (2) or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed "disinterested" only if he or she satisfies:
         (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate, who need not be disinterested, that may grant awards and administer the Plan with respect to individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act.

(b)      The Committee shall:

         (i) select the individuals who are to receive grants of awards under the Plan;

         (ii) determine the type, number, vesting requirements and other features and conditions of such awards made under the Plan;

         (iii)    interpret the Plan and Award Notices (as defined below); and

         (iv)     make all other decisions related to the operation of the Plan.

         The Committee shall adopt any rules or guidelines that it deems appropriate to implement and administer the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

(c) Each award granted under the Plan shall be evidenced by a written notice ("Award Notice"). Each Award Notice shall constitute a binding contract between the Holding Company or an Affiliate and the award holder, and every award holder, upon acceptance of an Award Notice, shall be bound by the terms and restrictions of the Plan and the Award Notice. The terms of each Award Notice shall be set in accordance with the Plan, but each Award Notice may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Notice:

         (i)      the type of award granted;

         (ii)     the Exercise Price of any Option;

         (iii)    the number of shares subject to the award;

         (iv)     the expiration date of the award;

         (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the award; and

         (vi) the restrictions, if any, placed on the award, or upon shares which may be issued upon the exercise or vesting of the award.

         The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Notices on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of awards granted under the Plan.

(d) The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Notice. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan.

4.       STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 11 of the Plan, the number of shares reserved for awards under the Plan is 2,500,000, including for purchase pursuant to the exercise of Options (Incentive Stock Options and Non-Statutory Stock Options); provided, however, that no more than 500,000 may be used for grants of Restricted Stock Awards. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Holding Company. Shares underlying outstanding awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the awards terminate, expire or are forfeited without vesting or having been exercised, new awards may be granted with respect to these shares subject to the limitations set forth in this Section 4. Notwithstanding these overall limitations, no individual may receive grants of awards under the Plan that, in the aggregate, cover more than 25% of the total shares reserved for awards under the Plan.

5.       OPTIONS.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Options to eligible individuals, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(b) Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 5(c), an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this
         Section 5(c), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

         (i) to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

         (ii) for no consideration to: (1) any member of the individual's Immediate Family; (2) a trust solely for the benefit of members of the individual's Immediate Family; (3) any partnership whose only partners are members of the individual's Immediate Family; or (4) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual's Immediate Family; or

         (iii)    a transfer to the Roslyn Savings Foundation.

         For purposes of this Section 5(c), "Immediate Family" includes, but is not necessarily limited to, an individual's parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 5(c) shall be construed to require the Committee to approve the transfer or assignment of any Non-Statutory Stock Option, in whole or in part. Receipt of the Committee's approval to transfer or assign a Non-Statutory Stock Option, in whole or in part, does not mean that the Committee must approve a transfer or assignment of any other Non-Statutory Stock Option, or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all terms and conditions applicable to the Option immediately prior to transfer or assignment, and shall remain subject to any other conditions proscribed by the Committee with respect to the Option.

(d) Special Rules for Incentive Stock Options. Notwithstanding foregoing provisions, the following rules apply to the grant of Incentive Stock
         Options:

         (i)      If an Employee owns or is treated as owning, for purposes of
                  Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Holding Company at the time the Committee grants the Incentive Stock

                  Option (a "10% Owner"), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

         (ii) An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

         (iii) To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Holding Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

         (iv) Each Award Notice for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(e) Acceleration Upon a Change in Control. Upon a Change in Control, all Options held by an individual as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Option term.

(f) Termination of Employment or Service. The following rules apply upon the termination of an individual's employment or other service:

         (i) In General. Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, the individual may exercise only those Non-Statutory Stock Options that were immediately exercisable by the individual at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the Option term.

         (ii) Retirement. Unless the Committee determines otherwise, upon an individual's Retirement, the individual may exercise only those Options that were immediately exercisable by the individual at the date of Retirement, and only for a period of three (3) years from the date of Retirement, or, if sooner, until the expiration of the Option term.

         (iii) Disability or Death. Unless the Committee determines otherwise, upon termination of an individual's employment or service due to Disability or death, all Non-Statutory Stock Options shall become immediately exercisable and shall remain exercisable for a period of three (3) years from the date of termination, or, if sooner, until the expiration of the Option term.

         (iv) Termination for Cause. Unless the Committee determines otherwise, upon Termination for Cause, all rights of an individual to Options shall expire immediately upon the effective date of Termination for Cause.

6.       RESTRICTED STOCK AWARDS.

The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(b) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

         (i) The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

         (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned in his or her lifetime only by the individual to whom it is granted. Upon the death of an individual, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

         (iii) If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Notice), be sold or otherwise disposed of within six (6) months following the date of grant.

(c) Acceleration of Vesting Upon a Change in Control. Upon a Change in Control, all Restricted Stock Awards held by an individual as of the date of the Change in Control shall immediately become vested and any further restrictions shall lapse.

(d) Termination of Employment or Service. The following rules will govern the treatment of a Restricted Stock Award upon the termination of an individual's termination of employment or other service:

         (i) In General. Unless the Committee determines otherwise, upon the termination of an individual's employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, any Restricted Stock Award in which the individual has not become vested as of the date of such termination shall be forfeited and any rights the individual had to such Restricted Stock Award shall become null and void.

         (ii) Retirement. Unless the Committee determines otherwise, upon an individual's Retirement, any Restricted Stock Award in which the Participant has not become vested as of the date of Retirement shall be forfeited and any rights the individual had to such unvested Restricted Stock Awards shall become null and void.

         (iii) Disability or Death. Unless otherwise determined by the Committee, in the event of a termination of the individual's service due to Disability or death all unvested Restricted Stock Awards held by such Participant shall immediately vest as of the date of such termination.

         (iv) Termination for Cause. Unless otherwise determined by the Committee, in the event of the individual's Termination for Cause, all Restricted Stock Awards in which the individual had not become vested as of the effective date of such termination shall be forfeited and any rights such individual had to such unvested Restricted Stock Awards shall become null and void.

(e) Issuance of Certificates. Unless otherwise held in trust and registered in the name of the trustee of the trust, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Restricted Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the individual to whom the Restricted Stock Award was granted, evidencing such shares; provided, however, that the Holding Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Roslyn Bancorp, Inc. 2001 Stock- Based Incentive Plan and Award Notice entered into between the registered owner of such shares and Roslyn Bancorp, Inc. or its Affiliates. A copy of the Plan and Award Notice is on file in the office of the Corporate Secretary of Roslyn Bancorp, Inc., One Jericho Plaza, New York, New York 11753-8905."

         This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Notice. Each certificate issued pursuant to this Section 6(e) shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

(f) Treatment of Dividends. Whenever shares of Common Stock underlying a Restricted Stock Award are distributed to an individual or beneficiary thereof under the Plan (or at such other time as the Committee may determine with respect to an individual), the recipient or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends or other distributions and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends or other distributions falls between the date the relevant Restricted Stock Award was granted and the date the relevant Restricted Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out on the shares related to the Restricted Stock Award.

(g) Voting of Restricted Stock Awards. After a Restricted Stock Award has been granted but for which the shares covered by such Restricted Stock Award have not yet been vested, earned and distributed to the individual pursuant to the Plan, the individual shall be entitled to vote or to direct the trustee to vote, as the case may be, such shares of Common Stock which the Restricted Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the trust agreement.

7.       DEFERRED PAYMENTS.

The Committee, in its discretion, may permit an individual to elect to defer the receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all individuals, of all or a portion of any payment. The Committee shall determine the terms and conditions of any permitted deferral, including the period of deferral, the manner of deferral and the method used to measure appreciation on deferred amounts until paid.

8.       METHOD OF EXERCISING OPTIONS.

Subject to any applicable Award Notice, an individual may exercise any Option, in whole or in part, at such time or times as the Committee specifies in the Award Notice. The individual may make payment of the Exercise Price in such form or forms as the Committee specifies in the Award Notice, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Options) having a Fair Market Value equal to the total Exercise Price on the day immediately preceding the exercise date. The Committee may also allow payment by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualified broker-dealer.

9.       RIGHTS OF INDIVIDUALS.

No individual shall have any rights as a shareholder with respect to any shares of Common Stock covered by a grant under this Plan until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Notice confers on any person the right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate an individual's services.

10.      DESIGNATION OF BENEFICIARY.

With the Committee's consent, an individual may designate a person or persons to receive, upon the individual's death, any award to which the individual would then be entitled. This designation shall be made upon forms supplied by and delivered to the Holding Company and it may be revoked in writing. If an individual fails to effectively designate a beneficiary, the individual's estate shall be deemed to be the beneficiary for purposes of the Plan.

11.      DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted awards, to prevent dilution, diminution, or enlargement of the rights of individuals, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future awards under the Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie awards already made under the Plan; and

(c)      adjustments in the Exercise Price of outstanding Options.

The Committee, however, shall not make adjustments that materially change the value of benefits available to an individual under a previously granted award. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

12.      TAXES.

(a) Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:

         (i) the individual remit an amount sufficient to satisfy all related federal, state, and local withholding tax requirements;

         (ii) the withholding of such sums may come from compensation otherwise due to the individual or from shares of Common Stock due to the individual under this Plan; or

         (iii) any combination of (i) and (ii), above; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock related to an Option transferred by the individual in accordance with this Plan.

(b) If any disqualifying disposition, as described in Section 5(d)(iv), is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted in accordance with this Plan, or any transfer described in Section 5(c) is made, or any election described in Section 13 is made, the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy any federal, state, and local tax withholding requirements. In lieu of or in addition to the foregoing, however, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the individual, or, except in the case of any transfer pursuant to Section 5(c), from any shares of Common Stock due to the individual under this Plan.

13.      NOTIFICATION UNDER SECTION 83(b).

The Committee may, on the date of grant or at a later date, prohibit an individual from making the election described below. If the Committee has not prohibited an individual from making this election, and the individual shall, in connection with the exercise of any award, make the election permitted under
Section 83(b) of the Code, the individual shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Section 83(b) of the Code.

14.      AMENDMENT OF THE PLAN AND AWARD GRANTS.

(a) Except as provided in paragraph (c) of this Section 14 the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval. Other provisions of this Plan shall remain in full force and effect. No termination, modification, or amendment of this Plan may adversely affect the rights of an individual under an outstanding award without the written permission of the affected individual.

(b) Except as provided in paragraph (c) of this Section 14 the Committee may amend any Award Notice, prospectively or retroactively; provided, however, that no amendment shall adversely affect the rights of an individual under an outstanding Award Notice without the written consent of the affected individual.

(c) In no event shall the Board of Directors without shareholder approval amend the Plan or shall the Committee amend an Award Notice in any manner that effectively:

         (i) Allows any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the date of grant; or

         (ii) Allows the repricing of any Option previously granted under the Plan either through a reduction in the Exercise Price or through the cancellation and regrant of a new Option in exchange for the cancelled Option.

(d) Notwithstanding anything in this Plan or any Award Notice to the contrary, if any award or right under this Plan would, in the opinion of the Holding Company's accountants, cause a transaction to be ineligible for pooling of interest accounting that would, but for such award or right, be eligible for such accounting treatment, the Committee may, in its discretion, modify, adjust, eliminate or terminate the award or right, to preserve the availability of pooling of interest accounting.

15.      EFFECTIVE DATE AND TERMINATION OF THE PLAN.

The Plan shall become effective upon approval by the Holding Company's shareholders. The right to grant awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the effective date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options and vesting of Restricted Stock Awards equal to the maximum number of shares reserved under the Plan, as set forth in Section 4. The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such action will adversely affect an individual's vested rights under a previously granted award, without the consent of the affected individual.

16.      APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the state of Delaware, except to the extent that Federal law is deemed to apply.

                                REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                             OF ROSLYN BANCORP, INC.

                              ROSLYN BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 23, 2001
                             9:30 a.m., Eastern time

         The undersigned hereby appoints the Board of Directors of Roslyn Bancorp, Inc. (the "Company") to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on May 23, 2001, at 9:30 a.m., Eastern time, at The New Huntington Town House, 124 East Jericho Turnpike, Huntington, New York, and at any and all adjournments of the Annual Meeting, as indicated on the reverse side of this proxy.

         This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the Annual Meeting, this proxy will be voted by the Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA
                          THE INTERNET OR BY TELEPHONE.


      (Continued, and to be marked, dated and signed, on the other side)



                         /\  FOLD AND DETACH HERE  /\
--------------------------------------------------------------------------------


             ROSLYN BANCORP, INC. -- ANNUAL MEETING, MAY 23, 2001

                            YOUR VOTE IS IMPORTANT!

                      You can vote in one of three ways:


1. Call toll free 1-877-210-0269 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or
                                      __

2.  Via the internet at www.proxyvoting.com/Roslyn and follow the instructions.

                                      or
                                      __

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.

1. The election as directors of all nominees listed (except as marked to the contrary below):

            (01)  Joseph L. Mancino          (02)   James E. Swiggett
            (03)  John M. Tsimbinos          (04)   Robert G. Freese



                                                        FOR ALL
                        FOR           WITHHOLD          EXCEPT
                        ---           --------          ------
                        [_]              [_]              [_]

Instruction: to withhold authority to vote for any individual nominee, mark "For All Nominees Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Approval of the Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan.

                        FOR           AGAINST           ABSTAIN
                        ---           -------           -------
                        [_]             [_]               [_]


3. The ratification of the Board of Directors' appointment of KPMG LLP as independent auditors of Roslyn Bancorp, Inc. for the fiscal year ending December 31, 2001.

                        FOR           AGAINST           ABSTAIN
                        ---           -------           -------
                        [_]             [_]               [_]


4. Such other matters as may properly come before the annual meeting and at any adjournments of the annual meeting, including whether or not to adjourn the annual meeting.

               PLEASE CHECK BOX IF YOU PLAN TO ATTEND MEETING.       [_]

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a proxy statement dated April 19, 2001, and the Annual Report to Stockholders.



                                         Date:
---------------------------------
SIGNATURE OF STOCKHOLDER


                                         Date:
---------------------------------
SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder may sign, but only one signature is required.


--------------------------------------------------------------------------------
               * * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                    PLEASE READ THE INSTRUCTIONS BELOW * * *
--------------------------------------------------------------------------------

       /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL /\

       ------------------------------------------------------------------
                           VOTE BY TELEPHONE/INTERNET
                        QUICK * * * EASY * * * IMMEDIATE
       ------------------------------------------------------------------


    Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

         Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

              VOTE BY PHONE: You will be asked to enter the Control Number (look below at right).

OPTION A To vote as the Board of Directors recommends on ALL proposals, press 1. Your vote will be confirmed.

OPTION B          If you choose to vote on each proposal separately, press 0.
                  You will hear these instructions:

                  Item 1: To vote FOR ALL NOMINEES, press 1; to WITHHOLD FOR ALL nominees, press 9.

                           To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.

                  Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The Instructions are the same to vote for
                           Item 3. When asked, you must confirm your vote by pressing 1.

                 VOTE BY INTERNET: The web address is www.proxyvoting.com/Roslyn You will be asked to enter the Control Number (look below at right).

                 If you vote by telephone or Internet, DO NOT mail back your
                                                        ------
                 proxy. Proxies voted by telephone or by Internet must be received by 12:00 A.M., Eastern time, on May 22, 2001.

                              THANK YOU FOR VOTING


         Call * * * Toll Free * * * On a Touch Tone              FOR TELEPHONE/
                         Telephone                              INTERNET VOTING:
                  1-877-210-0269 - ANYTIME                       CONTROL NUMBER
           There is NO CHARGE to you for this call               ______________

                               [Roslyn Letterhead]

Dear ESOP Participant:

         On behalf of the Board of Directors of Roslyn Bancorp, Inc. (the "Company"), I am forwarding to you a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders. We will hold the Annual Meeting of Stockholders on May 23, 2001, at the time and location stated in the notice. I have also included with these materials the Company's Annual Report to Stockholders, as well as a yellow proxy card. The proxy card allows you to convey your voting instructions, as a participant in the Roslyn Savings Bank Employee Stock Ownership Plan (the "ESOP"), to HSBC Bank USA (the "ESOP Trustee") on the proposals presented to stockholders at the Annual Meeting.

         As of the record date for the Annual Meeting, April 2, 2001, the ESOP Trustee held 3,420,448 shares of Company common stock on behalf of the ESOP, of which 449,780 shares have been allocated participants' accounts. The ESOP Trustee will vote the allocated shares as directed by ESOP participants; provided the trustee timely receives instructions from the participants. Subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, the ESOP Trustee will vote the unallocated shares and the allocated shares for which it does not timely receive instructions in a manner calculated to most accurately reflect the instructions it receives from participants regarding the allocated shares.

         In order to direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the enclosed yellow proxy card and return it in the provided postage-paid envelope by May 16, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Roslyn Savings Bank. The ESOP Trustee will tabulate the votes received from participants and vote the shares of Company common stock held in the ESOP Trust in accordance with the terms of the ESOP.

         Please note that as an employee of Roslyn Savings Bank you may participate in several benefit plans for which you may receive a separate proxy card. Please vote all of the proxy cards you receive.

                                          Sincerely,

                                          /s/ Joseph L. Mancino
                                          ------------------------
                                          Joseph L. Mancino
                                          President, Vice Chairman of the Board
                                            and Chief Executive Officer

                               [Roslyn Letterhead]

Dear 401(k) Plan Participant:

         On behalf of the Board of Directors of Roslyn Bancorp, Inc. (the "Company"), I am forwarding to you a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders. We will hold the Annual Meeting of Stockholders on May 23, 2001, at the time and location stated in the notice. I have also included with these materials the Company's Annual Report to Stockholders, as well as a green proxy card. The proxy card allows you to convey your voting instructions, as a 401(k) Plan participant investing in the Roslyn Bancorp, Inc. Stock Fund (the "Employer Stock Fund"), to HSBC Bank USA (the "Employer Stock Fund Trustee") on the proposals presented to stockholders at the Annual Meeting.

         As of the record date for the Annual Meeting, April 2, 2001, the Employer Stock Fund Trust held 915,454 shares of Company common stock. The Employer Stock Fund Trustee will vote these shares as directed by participants; provided the trustee timely receives instructions from the participants.

         In order to direct the voting of shares of Company common stock credited to your 401(k) Plan account, please complete and sign the enclosed green proxy card and return it in the enclosed postage-paid envelope by May 16, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Roslyn Savings Bank. The Employer Stock Fund Trustee will tabulate the votes received and vote the shares of Company common stock held in the Employer Stock Fund Trust in accordance with the terms of the plan.

         Please note that as an employee of Roslyn Savings Bank you may participate in several benefit plans for which you may receive a separate proxy card. Please vote all the proxy cards you receive.


                                          Sincerely,


                                          /s/ Joseph L. Mancino
                                          ------------------------
                                          Joseph L. Mancino
                                          President, Vice Chairman of the Board
                                            and Chief Executive Officer

                               [Roslyn Letterhead]


Dear Stock Award Recipient:

         On behalf of the Board of Directors of Roslyn Bancorp, Inc. (the "Company"), I am forwarding to you a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders. We will hold the Annual Meeting of Stockholders on May 23, 2001, at the time and location stated in the notice. I have also included with these materials the Company's Annual Report to Stockholders, as well as a blue proxy card. The proxy card allows you to convey your voting instructions, as a recipient of a stock award under the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan"), to First Bankers Trust Company, N.A. (the "Incentive Plan Trustee") on the proposals presented to stockholders at the Annual Meeting.

         As of the record date for the Annual Meeting, April 2, 2001, the Incentive Plan Trust held ________________shares of Company common stock. The Incentive Plan Trustee will vote these shares as directed by the stock award recipients; provided the trustee timely receives instructions from the stock award recipients.

         In order to direct the voting of Company common stock subject to your stock award, please complete and sign the enclosed blue proxy card and return it in the postage-paid envelope provided by May 16, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Roslyn Savings Bank. The Incentive Plan Trustee will tabulate the votes received from stock award recipients and vote the shares of Company common stock held in the Incentive Plan Trust in accordance with the terms of the plan.

         Please note that if you are an employee of Roslyn Savings Bank you may participate in several benefit plans for which you may receive a proxy card. Please vote all proxy cards you receive.

                                          Sincerely,


                                          /s/ Joseph L. Mancino
                                          ------------------------
                                          Joseph L. Mancino
                                          President, Vice Chairman of the Board
                                            and Chief Executive Officer

                           [ROSLYN BANCORP LETTERHEAD]

Dear T R Financial Corp. ESOP Participant:

         On behalf of the Board of Directors of Roslyn Bancorp, Inc. (the "Company"), I am forwarding to you a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders. We will hold the Annual Meeting of Stockholders on May 23, 2001, at the time and location stated in the notice. I have also included with these materials the Company's Annual Report to Stockholders, as well as a pink proxy card. The proxy card allows you to convey your voting instructions, as a participant in the T R Financial Corp. Employee Stock Ownership Plan (the "ESOP"), to State Street Bank and Trust Company (the "ESOP Trustee") on the proposals presented to stockholders at the Annual Meeting.

         As of the record date for the Annual Meeting, April 2, 2001, the ESOP Trustee held ________________shares of Company common stock on behalf of the ESOP. All of these shares have been allocated to participants' accounts. The ESOP Trustee will vote the allocated shares as directed by ESOP participants; provided the trustee timely receives instructions from the participants.

         In order to direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the enclosed pink proxy card and return it in the postage-paid envelope provided by May 16, 2001. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Roslyn Savings Bank . The ESOP Trustee will tabulate the votes received from participants and vote the shares of Company common stock held in the ESOP Trust in accordance with the terms of the ESOP.


                                          Sincerely,


                                          /s/ Joseph L. Mancino
                                          ------------------------
                                          Joseph L. Mancino
                                          President, Vice Chairman of the Board
                                            and Chief Executive Officer